Invoice number 1001		Marts 01, 2018
Invoice address:	Contact person	Payment terms
Fastbase Inc. 140 Broadway, 46th Floor 10005 New York United States	Henrik Carstensen hc@fastbase.com	30 days to: Wissum Company Client Account

Description of Service	Payment

5 million ad impressions

Ad placement: right column (ad format 300 x 250 pix) The ads will appear in a selected period to be provided by Fastbase Inc.

Tracking code

Fastbase unique tracking icon included on all (approximately) 150 million webpages on Wikisoft portals with link to Fastbase system for a period of 18 months

Affiliate plan

Wikisoft will receive 50% commission on all customers / signup coming that comes from fastbase tracking icon/link. During the agreed period, Wikisoft must not display any type of advertisements for other web analytics tool form competitors of Fastbase Inc.

Notes:

The service is to run for a period of 18 months Agreement can be renewed

100,000 USD
Total	100,000 USD

WikiSoft Corp.

315 Montgomery Street San Francisco

CA 94104, USA

File number: 6301505 www.WikiSoft.com